UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Corporate Development

On April 13, 2026, Hycroft Mining Holding Corporation (the “Company”) appointed Eric Colby to the position of Executive Vice President, Corporate Development. Mr. Colby’s employment will begin on April 16, 2026.

Mr. Colby is an accomplished senior mining executive who brings a combination of operational leadership, capital markets expertise, and transaction experience. He has nearly two decades of experience across large-scale mine development, complex joint ventures, and operating businesses, and has executed more than $20 billion in public and private transactions. His background integrates corporate development, investor relations, and operations, providing a disciplined approach to capital allocation, project development and long-term value creation. Mr. Colby spent 15 years with Newmont Corporation, where he held roles of increasing responsibility across corporate development, investor relations, finance, and operations in South America. Most recently, from 2021 through 2025, he served as Vice President, Operations at Magris Performance Materials, where he was responsible for a diversified portfolio of mines and processing operations across the U.S. and Canada.

There are no family relationships between Mr. Colby and any director or executive officer of the Company, and there are no transactions between Mr. Colby and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Compensatory Arrangements

The material terms of Mr. Colby’s compensation includes a base salary of $450,000 per annum; an initial equity grant equal to 150% of base salary priced at the average trading price on the first day of employment, with a three year vesting; an annual target discretionary bonus of 80% of base salary upon meeting goals and expectations set by the CEO, and eligibility to earn up to 200% of the bonus based on performance; eligibility for long-term incentive grants (LTI), currently in the form of Restricted Stock Units, subject to board approval; and eligibility for benefits. The final terms of Mr. Colby’s employment will follow in a definitive employment agreement.

Item 7.01 Regulation FD Disclosure

On April 16, 2026, the Company issued a press release announcing the appointment of Mr. Colby as Executive Vice President, Corporate Development.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2026	Hycroft Mining Holding Ctorporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel